Exhibit 10.4

NONQUALIFIED STOCK OPTION AGREEMENT FOR
CHESAPEAKE ENERGY CORPORATION
LONG TERM INCENTIVE PLAN

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), made as of the grant date set forth on the Notice of Grant of Stock Options and Option Agreement attached to this Option Agreement (the "Notice") at Oklahoma City, Oklahoma by and between the participant named on the Notice (the "Participant") and Chesapeake Energy Corporation (the "Company"):
W I T N E S S E T H:
WHEREAS, the Participant is an Employee, and it is important to the Company that the Participant be encouraged to remain an Employee; and
WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the Chesapeake Energy Corporation 2014 Long Term Incentive Plan effective as of June 13, 2014, as amended from time to time (the "Plan").
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Participant and the Company hereby agree as follows:
1.Grant of Stock Option. The Company hereby grants to the Participant a nonqualified stock option (the "Stock Option") to purchase all or any part of the number of shares of its common stock, par value $.01 (the "Stock"), as set forth on the Notice, under and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes and a copy of which has been made available to the Participant. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Notice (the "Option Price"). Any capitalized terms used but not defined in this Option Agreement have the same meanings given to them in the Plan.
2.Times of Exercise of Stock Option. After, and only after, the conditions of Section 11 hereof have been satisfied, the Participant shall be eligible to exercise the Stock Option pursuant to the vesting schedule set forth on the Notice (the "Vesting Schedule"). If the Participant is employed continuously as an Employee at all times prior to any of the vesting dates specified on the Notice (the "Vesting Dates"), then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise the Stock Option and purchase on or after the applicable Vesting Date, on a cumulative basis, the number of shares of Stock as set forth on the Notice.

3.Term of Stock Option. Subject to earlier termination as hereafter provided, the Stock Option shall expire at the close of business on the expiration date set forth on the Notice and may not be exercised after such expiration date; provided, however, in no event shall the term of the Stock Option be longer than ten years from the Date of Grant.
4.Nontransferability of Stock Option. The Stock Option is not transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be transferred (except as provided above), assigned, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, the Stock Option contrary to the provisions hereof shall be null and void and without effect, shall give no right to any purported transferee and may, in the Committee's sole discretion, result in the forfeiture of the Stock Option.
5.Employment. So long as the Participant shall be employed continuously as an Employee, the Stock Option shall not be affected in any manner that is adverse to the Participant by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in such employment, or interfere in any way with the right of the Company to terminate Participant’s employment at any time. Unless vesting is accelerated or continued pursuant to the terms of Section 6, unvested Stock Options will be cancelled upon the Participant’s termination of employment.
6.Acceleration on Death, Disability, Retirement or Involuntary Termination. This Award shall become fully vested and exercisable upon Participant’s date of termination if the Participant’s termination occurs by reason of Participant’s death. The Committee, in its sole discretion, may accelerate or provide for continued vesting of Stock Options for which the applicable Vesting Date(s) has not yet occurred upon Participant’s termination of employment if such termination occurs by reason of (i) Disability, (ii) retirement or (iii) involuntary termination (as defined by the Committee).
7.Period for Exercise Upon Termination of Employment. With respect to shares subject to the Stock Option for which the applicable Vesting Date(s) has occurred or for which the Committee has accelerated vesting or provided for continued vesting in accordance with Section 6, the Participant, or the representative of a deceased Participant, shall have the right to purchase such shares within twelve months of such date of termination of employment (or the date of vesting in the event the Committee allows for continued vesting following termination of employment in accordance with Section 6).

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8.Method of Exercising Stock Option.
(a)    Procedures for Exercise. The manner of exercising the Stock Option shall be by written or electronic notice to the Secretary of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and if submitted in written form shall be signed by the person so exercising the Stock Option.
(b)    Form of Payment of Option Price. Payment of the Option Price for shares of Stock purchased under this Option Agreement shall accompany the Participant's notice of exercise, together with payment for any applicable withholding taxes. Payment of the Option Price shall be made (i) in cash or by check, bank draft or money order payable to the Company; (ii) by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee having a Fair Market Value as of the day of exercise equal to the amount of the Option Price; (iii) by instructing the Company to withhold a number of shares from such exercise having a Fair Market Value as of the day of exercise equal to the amount of the Option Price; (iv) a combination of the approaches contained in clauses (i), (ii) and (iii); or (v) by irrevocably authorizing a broker-dealer to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.
(c)    Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 8, by any person other than the Participant due to the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company, Attn: Secretary, at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.
9.Protection of Business.
a.Non-Solicitation. Participant covenants that during the term of his/her employment and for an eighteen (18) month period immediately following the termination of his/her employment for whatever reason, Participant will neither directly nor indirectly induce or attempt to induce any employee of the Company to terminate his or her employment to go to work for any other entity or third party. Participant further agrees that during his/her employment hereunder, and for a period of one (1) year thereafter, Participant shall not directly solicit or contact any established client or customer of the Company with a view to inducing or encouraging such established

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client or customer to discontinue or curtail any business relationship with the Company. Participant further agrees that he/she will not directly request or advise any established clients, customers or suppliers of the Company to withdraw, curtail or cancel their business with the Company.
b.Non-Disclosure of Confidential and Proprietary Information. Participant recognizes that, as a result of his/her employment, he/she will have access to confidential information, trade secrets, proprietary methods and other data which is the property of and integral to the operation and success of the Company and therefore agrees to be bound by the provisions of this Option Agreement, which the parties agree and acknowledge to be reasonable. Participant acknowledges that he/she will obtain unique benefits from his/her employment and the provisions contained in this Option Agreement are reasonably necessary to protect the Company’s legitimate business interests, which include, among other things, the substantial relationships between the Company and its clients, referral sources, employees, customers and vendors as well as the goodwill established with these parties over a protracted period of time. Participant agrees that he/she will not divulge to any person; use to the detriment of the Company; or use in any business competitive with or similar to any business of the Company, any of the Company’s trade secrets and/or the Company’s confidential and proprietary information at any time during the term of Participant’s employment or thereafter. A trade secret shall include any formula, pattern, device or compilation of information used by the Company in its business. Trade secrets as well as confidential and proprietary information shall also include, without limitation, internal well valuations, compilation of documents necessary to prepare well valuations, geological data and interpretation of geological data obtained, expectations concerning well profitability, production information, test results, economic projections, financial reports, income statements, balance sheets, general ledgers, accounts receivable, business plans, contracts with customers, suppliers and affiliated companies, the identity of customers and suppliers, and information reflecting their interests, preferences, credit-worthiness, risk characteristics, likely receptivity to solicitation for participation in various transactions, as well as any other business information obtained by Participant, during the course of employment.
10.Participant Misconduct; Compensation Recovery.
(a)     Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious misconduct by the Participant (including violations of this Agreement, employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, the Stock Options may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in serious misconduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion.

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(b)     The Award made pursuant to this Agreement is subject to recovery pursuant to the Company’s compensation recovery policy then in effect. To the extent required by applicable laws, rules, regulations or securities exchange listing requirements and the Company’s compensation recovery policy then in effect, the Company shall have the right, and shall take all actions necessary, to recover shares of the Company’s common stock received by the Participant pursuant to the exercise of a Stock Option granted under this Award.
11.Securities Law Restrictions. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.
12.Payment of Withholding Taxes. A Participant must pay the amount of taxes required to be withheld by law upon the exercise of the Stock Option in cash or by instructing the Company to withhold a number of shares from such exercise having a Fair Market Value as of the day of exercise equal to the amount of the withholding taxes due to the Company.
13.Notices. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made (a) if personally delivered in return for a receipt, (b) if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company, or (c) if provided electronically, provided to Participant at his e-mail address specified in the Company’s or its Affiliated Entity’s records or as otherwise specified pursuant to and in accordance with the Committee’s applicable administrative procedures.
14.Amendments. This Option Agreement may be amended by a written agreement signed by the Company and the Participant; provided, that the Committee may modify the terms of this Option Agreement without the consent of the Participant in any manner that is not adverse to the Participant.
15.Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, subject to the limitations on transferability of Section 4 and except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.

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16.Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.
17.Counterparts; Entire Agreement. This Option Agreement may be accepted by the required form of acceptance established by the Committee pursuant to the Notice, which may include deemed acceptance. If execution of the Notice is the required form of acceptance established by the Committee, then such execution may be in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement. This Option Agreement, together with the Notice, shall constitute the entire agreement between the parties.

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Notice of Grant of Stock	Chesapeake Energy Corporation
Options and Option Agreement	ID: 73-1395733
6100 N. Western Avenue
Oklahoma City, OK 73118

<Name>	Option Number:	____________________
<Address>	Plan:	LTIP
<Address>	ID:	____________________

Effective <date>, you have been granted a Nonqualified Stock Option to buy <•> shares of Chesapeake Energy Corporation (the Company) stock at $<•> per share (the “Option Price”). The expiration date of the Stock Option granted pursuant to this Notice shall be <date>.

Shares will become fully vested as provided below (the “Vesting Schedule”):

Shares	Vesting Date
_____	<date>
_____	<date>
_____	<date>

Deemed Acceptance. You are required to accept the terms and conditions set forth in this Notice, the Option Agreement and the Plan, all of which are made a part of this document, within 90 days following the Grant Date (the “Acceptance Period”) in order for you to receive the Options granted to you hereunder. If you wish to decline this grant, you must expressly reject this Notice and the Option Agreement prior to the end of the Acceptance Period. For your benefit, if you have not rejected this Notice and the Option Agreement prior to the end of the Acceptance Period, you will be deemed to have automatically accepted this grant and all the terms and conditions set forth in this Notice, the Option Agreement and the Plan. Any capitalized terms used but not defined in this Notice have the same meanings given to them in the Option Agreement or the Plan.